UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2014, Armada Hoffler Properties, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders approved all of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 29, 2014 (the “Proxy Statement”). Holders of 18,067,975 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect the eight director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
George F. Allen	12,833,766	118,791	5,115,418
James A. Carroll	12,848,616	103,941	5,115,418
James C. Cherry	12,848,516	104,041	5,115,418
Louis S. Haddad	12,781,499	171,058	5,115,418
Daniel A. Hoffler	12,420,701	531,856	5,115,418
A. Russell Kirk	12,230,620	721,937	5,115,418
Joseph W. Prueher	12,861,612	90,945	5,115,418
John W. Snow	12,842,562	109,995	5,115,418

Proposal 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

For	Against	Abstentions
17,754,425	302,742	10,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: June 19, 2014	By:	/s/ Eric L. Smith
Eric L. Smith
Vice President of Operations and Secretary